Exhibit 99.2

Tidewater

Event ID: 103396

Unidentified Speaker: We’ll go ahead and get started for this morning. Once again, I’d like to thank everybody for coming to the Credit Suisse Energy Summit. I hope you’ve all enjoyed it. We have. And we’re already making plans for next year, so mark your calendars for about this time of year and we’ll be doing it again.

First up this morning we’ve got Dean Taylor and Joe Bennett of Tidewater. It’s a — they’ve been putting up some very good numbers. It’s a stock that frankly I’ve been wrong about for a while. And interestingly enough it appeared where there was a lot of uncertainty they’re one of the only companies that is still seeing some pricing power, particularly in international markets. The Gulf of Mexico is not particularly strong. In fact, it’s probably weaker. But internationally things look good. They’ve been doing a great job. But I’ll let Dean and Joe tell their story.

Dean Taylor: Thanks, Ken. Thanks, everybody, for being here. We’re a very democratic outfit at Tidewater, and so I thought since it’s early in the morning I’d give you a choice whether you’d rather have Joe or me lead you in calisthenics. So take your pick. Nobody’s interested in Tidewater aerobics. Okay. With that, we’ll move forward.

This is our forward-looking statements slide. I’m sure you’re familiar with that.

This is our workplace. Frequently things aren’t as exciting as this, but one of the things we point out to our investors even though you’re not particularly interested is that we’re one of the few platforms in this space that is not a stable platform. Our fellows, when they’re working, they are frequently rocking back and forth and going up and down, and so the environment is a little bit more challenging in order to work safely.

And yet in spite of that, we compare ourselves against what we call — we consider to be the leaders in safety in the industry, and we compare very well on a total recordable incident rate basis as well as a lost time basis. This year we’ve had some challenges on the lost time front. We’re working diligently to get them behind us and get back on track. Our TRIR is still the second best in the Company’s history this year, at 0.24 per 200,000 man-hours now. I realize that as investors you may not particularly be interested in our safety record, but I promise you our employees and our customers are interested in our safety record, and we surely are.

Tidewater today, we have — as I said, we have a safety record that rivals leading companies. Our international presence is truly driving our earnings. Last quarter 98% of our earnings came from international business, only 2% from our domestic business. We’re using our cash position and cash flows to grow the industry’s largest new fleet. We’ve got a great balance sheet. We have the authority to repurchase common shares. We’ve repurchased about 8 million shares at an average price of $54 roughly over the last three years, so that’s over $400 million that we’ve returned to shareholders in share repurchases. And we have right now unfortunately the highest dividend yield in the OSX. We’re doing our best to lower the dividend yield, but right now it’s the highest.

What do we see for things tomorrow? Well, we want to maintain our financial strength. We think in a business that’s typically cyclical — although we don’t think the cycle is getting ready to turn any time soon — we think that nevertheless history has shown us that we want to maintain some firepower for when things aren’t quite so good. So we want to maintain our financial strength.

We continue to work to grow our international market share, both relatively and — can’t think of the other word — but we want to grow our international market share both relative to our customers and relative to our earnings. We think that international is the place to be. Domestic business is good, and it was very good right after Hurricanes Katrina and Rita, but we don’t want to be wishing any more hurricanes in the Gulf of Mexico to improve our domestic business, so we think the place to be is international.

We continue to renew our fleet in a disciplined way. We have right now about 170 units, more or less, in what we call our new fleet. We said on our conference call last week that we were in the final stages of negotiation for eight very large platform supply vessels. We have concluded those negotiations, and in a little while Joe will tell you what we think the financial effect of our new fleet when delivered is going to be. But we’re doing this in a disciplined way. We’re not going like drunken sailors into fleet renewal. We do have an age problem with our fleet. Our average age is about 19, even after having spent about $2 billion in the last five to seven years on new equipment. But we think the way to renew the fleet is in a disciplined fashion through the cycles and not necessarily at the top of the cycle.

Of course, our business is pretty simple. It’s day rates and utilization. We try to push both. We try to generate solid earnings across market cycles, and we think we’ve done so, although recently the cycle has been very good, but even when the cycle wasn’t so good we were one of the companies that maintained pretty good earnings.

As far as acquisitions go, we seek them all the time. I haven’t been very successful in executing one since I first took over as CEO in 2002. We did a deal with ENSCO drilling where we took their marine fleet, and we haven’t done one since. And it’s because we really haven’t met — haven’t found one that met our hurdles, we think — right acquisition, right place, right time. We’re very cognizant of the fact that 70% of acquisitions don’t work, and we want — when we do one, we want to make sure it works and it creates value for our shareholders.

In spite of some of the bad news that is out there swirling around the financial community these days, we are big believers, still, in the energy story. We think commodity pricing, even though it softened just a tad recently, we think the long-term outlook for commodity pricing is very good. Internationally, [NP] spending we think will continue to rise.

Offshore rig count is up, and it’s going near 150 rigs, roughly, on order. Actually it’s 160. And we think not only will they come into the worldwide marketplace but we believe that the older rigs will continue to stay in the marketplace, and therefore that will generate new demand for additional boats. We do have — even though we’ve got the largest old fleet in the industry, we actually have the largest new fleet in our industry. As I said earlier, we’ve committed to or bought 176, roughly, units in the last seven years.

Our international operations — our operations, I should say, are really truly international in scope. We’re comfortable being outside of the United States. We’ve been in Venezuela for over 50 years. We’ve been in Nigeria since 1966. We’ve been in Mexico since 1962. We’re comfortable in locations that are not domestic.

And we see really continued strong demand in virtually all areas of our international operations. We don’t see hardly any place slowing down, and, to the contrary, we think that the basic supply and demand balance of the product is going to generate additional demand as we move forward.

We’re certainly the most internationally diverse company in the industry. We’ve got five decades, as I said, of international experience. Continue to grow our international market share. Our vessel utilization and day rates have been improving. During our last quarter, which we just announced last week, 88% of our revenue and 98% of our profits came from international operations. And, as I pointed out earlier, it does appear that internationally [NP] spending is forecast to rise, and we believe that not just next year but in years following we think that the international marketplace is going to be the place to be.

What gives us a competitive advantage? Well, we think it’s really boots on the ground in all these places where we work. We have shore staff, and we’ve got 15 different cost centers around the world. We work in about 61 countries. Every place we work we’ve got boots on the ground. We’ve got people who know the environment. We’ve got people who know our customers. And we think it gives us a real competitive advantage as compared to people who operate through brokers or agents.

We do have an attractive new fleet, and it’s going to become more attractive. We’ve got 51 vessels presently in various stages of construction, including the eight that we just signed up this past weekend. And we have a very cost-efficient management team, a lean approach to doing business. We think the cost challenges that have appeared with some of the rig companies we don’t — we’re not facing quite the same cost challenges, and we think we’re managing our costs pretty well in an environment and a marketplace that’s pretty hot.

Ten years ago this was where we were operating around the world. We had roughly 43% of our assets in the United States. Had about 84 units in South America and about 125 in West Africa, about 75 in Europe and the Middle East and about 32 in the Far East. Seventy-five in Europe and the Middle East included about 25 units in safety standby rule in the North Sea. We sold that business. We got out of there.

And of course with activity diminishing in the United States, our business has diminished in proportion. So today we have only 40 units that are active in North America. We’ve got — you can see our South American fleet has grown to 102 units. West Africa has grown to about 150 units. Europe and Middle East has shrunk to about 40 units, but we think that that number will rise as time goes on, particularly as some of our new vessels are delivered. And we have about 50 units in the Far East, which would include Australia.

This is what’s happened to our day rates just over the past three fiscal years, and this includes our day rate growth through our quarter that we just announced. But we’ve had day rate growth of about 76% in the last three and three-quarter years. So that’s really what’s been driving our earnings. And as we said in our conference call we don’t think that’s going to — we don’t think it’s going to slow down. It may not grow at the same rate it’s been growing, but we certainly feel like day rates are still rising in our international marketplace.

We’re using our cash position to grow the industry’s largest new fleet. We’re spending — we’re making annual commitments roughly $300 million to $500 million, and I would say the number would probably be closer to $500 million rather than $300 million, for those of you modeling expenditures going forward. But those are commitments. And that doesn’t necessarily mean cash out the door, because a commitment you put 10% down on vessel signing and then you put 10% down on when they lay the keel and then another 20% when the engines are delivered, and when the hull is launched you put some more. So cash flows won’t exactly be $500 million in terms of capital investment per year, but we will be making those kind of commitments to continue to renew our fleet in the future.

We expect to be able to do that with cash flows, for the most part. Our cash flows are very good these days, and we expect them to continue to be. And one of the things about making commitments on an annual basis as opposed to making a very big commitment for a long time with a long string of vessels, we think it gives us a lot greater flexibility where we can sort of manage our commitments in comparison to the marketplace as we see it. Rather than making commitments for ships going five, seven years out, we make them — we sort of make them on an annual basis and we take a look out two to three years and we try to balance what we think our cash flows will be with our commitments.

And then, as I said, we’re probably too prudent in our approach to expansion and acquisition opportunities, but we still feel like that’s better to be maybe overly cautious and not so — but we will continue to have a prudent approach to acquisition and expansion opportunities.

This is our — these are our vessel commitments that we’ve made since January of 2000. This is what we call our new fleet. You can see it’s pretty balanced between or among anchor handlers, platform supply vessels and crew boats, at least in terms of numbers. Pretty even balance between commitments between anchor handlers and platform supply vessels in terms of cost. You can see the crew boats and tugs don’t cost nearly as much as the larger vessels. But about $2.4 billion so far. That number will go up with the inclusion of the eight vessels that we just signed up this week.

And we’re building vessels at about 13 different yards. We’re building vessels. It will still be 13 yards. The new commitment is at a yard that we know and that we — where we’re building ships presently, so that won’t change. We do — we’re continuing to do due diligence on new and existing yards, because we think that’s the better way in this times of hot — sort of hot marketplace to continue to get good deals on ships.

We think that we do need to be prudent in terms of what we’re paying for the capital, because in a capital-intensive business you can make lots of operational mistakes and recover from them, but if you make a capital acquisition mistake it takes forever to work your way out of it, and so we’re very cautious in terms of what commitments we make at what yards. And we have Tidewater construction personnel at every place where we’re building ships, so we’re not — we haven’t seen giant cost overruns or giant delays in any of the projects that we’re presently supervising.

This is where we’re building our ships. The number in the Far East that was 14 will now go to 22. We have four under construction in the U.S., two in South America, 11 in Europe, four in India, eight in Southeast Asia and 22 in China.

And with that I’m going to let you listen to the real brains of the tag team, and Joe will give you some information on some of our financials.

Thank you very much for your attention and coming this morning. Thanks.

Joe Bennett: Thank you, Dean.

I’m going to continue on with just one or two more slides on new construction. This is the delivery schedule, and, as Dean said, we have not experienced thus far too many delays, or at least not significant delays. But after putting together this slide just in the last week we have had some movements around. Actually, the numbers as of today will be 17 deliveries during our fiscal ‘09. We’re a March year end, so in fiscal ‘09 we expect as of today to take 17 deliveries. In ‘10 it will be 20 deliveries. And then thereafter this was a slide where we just had the 43. It was before these additional eight were just signed two days ago. So after fiscal ‘10, we will have 10 additional vessels that get delivered. So that totals to 51 that are currently under construction at all those yards that Dean just covered.

What has it done to our financial performance? Well, when we started this process back in 2000, we had in effect no new vessels. We were running off of a fleet of 400-plus old vessels operating around the world, some 500, rather, generating all of our profitability at that time. Since then, and this is only through fiscal ‘07, again, we’re just a couple of months away from fiscal ‘08 being completed and we’ll update this slide, but in that relatively short period of time kind of a quarter of our vessels are generating over or right at 50%. They were last year. We’re actually up to — in the December quarter just finished we’re up to 56% of our profitability of the Company, of our operating profit, is being generated by our new vessels. And that new count is up to about 120 to 125 actual boats operating in the fleet today.

Now, with that, as Dean said — I took a quick look — many of our competitors are showing their new construction and what kind of earnings can be generated from new construction, so I kind of went through a process of taking those 51 vessels that we currently have under construction that will be delivered all the way until fiscal 2013 and used kind of today’s day rates, cost structures, etc., to see what kind of earnings power do those 51 vessels have? My calculations, again, at today’s kind of market prices, day rates, generate about $4.00 to $4.50 of incremental EPS, $4.50 of additional earnings from just the 51 boats that are under construction. What the market’s going to be like in the year 2013, who knows? We’re optimistic on the future, but that kind of puts it into perspective what kind of earnings power. The margins on these new boats are significant. And so that gives you a little perspective of what those boats can generate in addition to what we’re already generating, and you’ll see that in a minute.

This is our fleet as of kind of today. We have 416 boats, 165 new vessels. That includes the ones that are under construction. So we actually have a fleet that’s less than what’s shown here. In these numbers we have excluded — we have about 50 or so boats that are stacked. They may or may not go back to work. We’ve excluded them out of this list as if they’ll never work again. And over that same time frame, because on everybody’s mind is this capacity issue — there’s boats being built today, and what’s going to happen as these new boats get delivered over the next several years?

And the point of showing how many boats we’ve disposed of, which is almost 400 boats over this same time period of about seven years, is that we’ve done our share of removing old boats. Still have a long way to go, but the fact is, the old boats are working very, very well. They continue to get day rate increases. They continue to work at a very high utilization number. So they’re not ready to go away in today’s market. But obviously we’re capable of disposing of boats, of which most of these boats, probably 98% of those, were disposed and are working outside of the — of our industry now. So we’re not competing against these boats anymore.

As we look at acquisition alternatives, what do we kind of think through, and this is pretty common sense, I think we obviously could buy existing kind of one-off vessels. There are, of the vessels under construction today, there are a decent number of speculators that are building boats that have no intention of operating the vessels. We look at those constantly and would love to kind of pick off those as they get delivered. So we constantly are looking at that.

Obviously we have gone more to a new construction program than any of these others, but the other alternative, as Dean talked about, is buying a fleet. Part of our real goal is to only buy new boats. We have enough old boats. We have our issues and challenges of disposing of those old boats as the new boats come on. We want new boats, and there aren’t, frankly, too many new boat operators out there, and the ones that are operating want such a premium for the equipment that they — we just have not been able to come to a number that — with any of them that satisfies us. Doesn’t stop us from looking. We would continue to do all three of these, and hopefully able to add to our fleet from all three alternatives.

Kind of as we look at — people are building different types of boats now, and people ask us all the time, “Well, what is your thinking? How do you determine what type of vessel to build?” And these are just some of the things that we kind of consider. The vessel type, you see the spread in all of these from kind of one end to the other. A standardized-type vessel as opposed to custom specialized, probably more on the standardized anchor handlers, PSVs, than doing something on a one-off basis.

Kind of small versus ultra-big. In the middle, because we’re building kind of everything. We’re building ultra-big. We’re building smaller crew boats. We’re building everything in between.

The operating capabilities, more on the side of really renewing our existing fleet. Different type vessel, much bigger in general terms versus boats that were built 25 years ago, but more on the side of that versus trying to get into the smaller niche markets with two or three boats here or there.

Who are the end users? Much more on the side of kind of typical drilling and production, exploration, etc., than getting into subsea, maintenance, LNG. We’re not turning our back on those areas. We still look at those. But much more on this side of it.

And then on the supply-demand, just how are we going to build going into the future is we don’t believe we will get ourselves — we hope to not get ourselves in a mode where we just stop construction. We did that the last time. So did many people. Just stopped construction, went through a period, and all through the ‘80s and early ‘90s when no vessels were being built. We want to kind of replace boats as we go along so that eventually, once these old boats get out of our fleet, the new boats get replaced in there, we’ll end up with an average age, hopefully, of 12, 13 years, and we kind of maintain that. Out with a few every year, in with a few every year, we don’t have these massive CapEx programs going forward. But that’s a program for five, six, seven years from now.

Just a few financial numbers, because everybody has access to these things. Dean talked about our financial strength and a couple balance sheet numbers. Even having bought back about $115 million of stock during the December quarter alone, we still have cash balance at the end of the quarter of over $200 million, a good, strong equity number, and our debt still with just $300 million other than a few capitalized leases that are in addition to that $300 million. This long-term debt is a private placement debt that we placed about four or five years ago, and we still have six, seven years of life left on that and don’t expect to do anything with it. It’s good, cheap money that we hit at a good time.

Some earnings numbers. You see our revenue. These are nine-month numbers one year to the next. Nice growth in revenue. Earnings you see actually went down a little bit. That’s a little misleading, because in the nine months ended 12/31/06 we had a $20 million gain on the sale of our domestic tug division, so when you carve that out you see the improvement in earnings and earnings per share. Cash flow has been very, very strong. We’re up to now where we’re generating from operations in the range of about $500 million of cash flow from operations. And you see the CapEx through the respective nine-month periods have grown, and, as Dean said, that should continue to grow as we go forward.

The earnings growth has been there. This is only through fiscal ‘07, and when — by the time we finish ‘08 in a couple of months that number should be a higher number than what you see there. We’re certainly on pace to do that. So, again, in a very, very short period of time we’ve grown earnings significantly, as Dean suggested, mostly from day rate improvements and cost containment. That’s a pretty good process there.

And kind of a look back, again. Earnings per share — I’ve factored out big gains on sales, things like that, to look at more pure operations. So you see what our earnings have done. The ‘08 number is purely what the Street had us for.

The Street hasn’t updated since we reported and beat the Street pretty well last Friday with our December numbers. So we’ll see what that comes back with. The Street’s estimate, again, prior to our announcement last Friday, was around $7.00 for fiscal ‘09. So still expected growth. More and more active new vessels. As we deliver more, what will be the vessel contribution? I would think by — in fiscal ‘08 that number will be probably somewhere in the 55, 56% range and by next year will probably be in the 65 or so range. And the average age is kind of hard to predict, because you have to predict how many of the old boats are going to stay around over the next several years. So as they get older and older the average age of our, quote, “old fleet” is 25 to 26 years old. And it’s a big number, still, so it’s still driving that average age.

Share repurchase program, Dean commented briefly. We actually, last week at our Board meeting, got an expansion. We did have $200 million authorized for this year ending June of ‘08. They expanded it by $50 million additional, so we actually now have $72 million remaining on our current program. We continue to purchase on an opportunistic basis, and that’s why we did so so significantly in the December quarter. And then, as Dean said, about 8.2 million shares over the last two and a half years, spending about $444 million.

There’s the dividend yield. Not a whole lot of companies in the OSX — about half or so — pay dividends, and these numbers kind of bounce around quite a bit, more based on stock price than anyone changing their dividend amounts. But, again, we’re working on getting the stock price up so that these yields go down.

And in conclusion, our strategies going forward really haven’t changed significantly over the last several years, and I will — if anyone has our presentation I’ll let you read all of these, but obviously we’re going to continue to reinvest in the business in a big way. We’ve been able to with our cash flows not only invest in new vessels, pay a nice dividend and rebuy back shares, and each of those kind of work on their own accord, and we make decisions. We have very lively discussions at all of our Board meetings as to how to allocate the use of our cash going forward. Obviously have a lot of flexibility from a credit standpoint. We have nothing drawn down on a $400 million revolver besides having access to additional amounts. And we certainly want to use additional debt under the right circumstances. It’s got to be at the right price.

So with that, we’ll wrap it up, and I don’t know if there’s any questions, but, again, we appreciate your coming.

Paul?

Unidentified Audience Participant: Could you comment on the trend in labor costs in the foreign markets and the degree to which these can be passed through under contractual terms?

Joe Bennett: You know, Paul, what we have seen really over the years and there’s been a lot of talk in the industry about labor costs, we have not seen the escalations in labor cost that we hear the drillers talk about. I think part of that is our approach, and this isn’t a new approach, but our approach to going to countries that have people that want to learn, want to be trained, want to work hard, and we’re able to get them at good prices. So we have not seen the inflation that people have seen.

We’re still looking at that very, very closely. We got asked on a conference call that. Our answer was I think using an inflation factor of kind of 8 to 10%, and not just on labor but kind of across the board, is probably a decent number to look at going forward for us for what we’re seeing right now. So we work very hard — you know, 50, 55% of our total operating costs are labor related. So obviously it is the big thing that we can exert some control over, and when we talk about cost containment it needs to start there, and second on the list is repair and maintenance, whether that’s dry dockings or kind of routine daily repairs on our vessels. That accounts for 75, 80% of our operating cost. So that’s where our attention is paid, and thus far it’s a challenge. It’s a challenge because we have companies that are growing in our industry, we have a target on our back because we’re the biggest. They’re stealing our people. And that’s a real challenge to maintain the personnel we have and attract new ones as we add more vessels to the fleet.

There’s one behind you, Ken.

Unidentified Audience Participant: At one of the presentations, one of the CEOs mentioned that one of your peers is working on a faster crew boat. It’s a new type of design, kind of a catamaran type of design. Have you seen that design, and is that potentially a threat to your business?

Dean Taylor: I don’t know if you can hear me now. Yes, I guess you can. Well, one of our competitors built a catamaran for the Brazilian market about seven or eight years ago, and they thought it was going to be the cat’s meow. And they had a five-year contract and they worked it for five years, had all kinds of difficulty with it, and brought the boat back here to the States and they’ve not been able to sell it since then. So a lot of times some of these newfangled things that people crow on, they get one contract and then they get out in the field and things don’t work quite as well as they had envisioned or advertised.

We have by far the largest engineering staff in the business. We’ve got some really talented guys looking every day at new designs, new ways to skin the cat. And we’ll look at this new design that these people are talking about. We don’t think it’s a threat, per se. I mean, crew boats are not a large portion of either our revenues or our profits. But we want to be the best. We want to be not only the biggest, we want to be the best. We want to be the most reliable. We want to be the company that everybody can count on. So we don’t want to be left behind in terms of technology.

So we’ll definitely look at it, and if we think it’s a good idea we’ll jump on it, and if we think it’s something that somebody’s selling a pig in a poke, well, we’ll lay off of it. But we’re concerned, as we should be. I mean, we wake up every morning worrying about somebody overtaking us. So we — any time somebody says they’ve got a new gadget, we take a look at it and we make sure we’re not missing out on something. But we’re not overly concerned, I should say.

Unidentified Audience Participant: One of the big questions is, there is a lot of speculative new building going on in Asia and the North Sea, but rates are still going up internationally. Do you think any of these guys are — are some of these people that are really just building the boats on hoping that things are good? Do you think you could buy some of them like you did several years ago, or are you seeing kind of a serious threat by competitors bulking up?

Dean Taylor: No, there’s one competitor that’s made it a clear objective of — we think in many ways imitation is the highest form of flattery, and one competitor is doing nothing but trying to copy our model and just do what we did around the world. So we watch them. But many of the companies that are building ships in the Far East are not worldwide operators. They have no intention of operating the ships outside of the Far East.

So we do think there will be some opportunities there, Ken. And I actually think the opportunities will be more on a one-off basis, buying one ship, two ships, three ships, four, rather than buying whole companies. But it may be if some of them get nervous — and you can’t tell how many have been affected by the finance and by the liquidity crisis. You don’t know, because we don’t know, which, if any, have been affected by the liquidity crisis. So it could be that somebody gets in a jam and wants to unload a whole fleet, in which case we’re in great position to take advantage of that opportunity. But certainly there will be opportunities, and one reason we want to keep a fair amount of powder dry.

Unidentified Speaker: One final question, on the obsolescence, you guys are doing a really good job of building new, scrapping old, keeping a balance. You were a dominant player in the Gulf of Mexico and you did that and helped keep pricing solid. But on a global basis what is going to drive these older vessels out of the fleet if they’re still getting good operating profits?

Dean Taylor: The customers will, Ken. It won’t be — old ships are like old airplanes. You can run them pretty much — if you want to continue to invest in them you can continue to run them for a long time. But we’re seeing more and more cases around the world where the customers are saying, “Nothing older than 20 years old. Nothing older than 15 years old.” There are a number of companies — Total, Petrobras, Pimex, [inaudible], Petronas — that are saying they have pretty firm rules, nothing older than 20 years old.

Some exceptions. For instance, Petrobras will say anything that’s older than 20 years old can be bid if it’s been in Brazil the prior two years, has an operating efficiency index of 90% or higher, we’ll let it be bid. But most — Total, anything older than 20 years old they have to get a waiver from Paris. So you imagine you’re the operations manager in Congo, and before you ask for a waiver from Paris you’re thinking pretty hard about trying to get a waiver on an older ship, because if there’s an accident and the older ship had anything to do with it, that’s really your neck. So it’s going to be the customer that will drive out the old ships. It won’t be economics. It will be the customers that say, “We simply — for safety reasons we want newer equipment.”

Unidentified Speaker: All right. We’ll wrap it up here. But thank you very much, Dean and Joe.

Joe Bennett: Thanks, Ken.

Dean Taylor: Thanks, everyone. Thanks for your attention and your time.